                                                                  EXHIBIT 10.9.1

                          FORM OF EMPLOYMENT AGREEMENT

         Set forth below is the form of employment agreement entered into by and between TriVergent (f/k/a State Communications, Inc.) and each of Charles S. Houser, Shaler P. Houser, Russell W. Powell, Clark H. Mizell and Daniel E.H. Sterling. The terms of employment set forth in the employment agreements have not changed except that the titles of Shaler P. Houser and Russell W. Powell have changed as indicated below and salaries have been increased. The table immediately below sets forth the material provisions of each such person's employment agreement not contained in the form of employment agreement.

-------------------------------------------------------------------------------------------------------
                                                                               STARTING    DATE OF
NAME                   INITIAL POSITION            CURRENT POSITION             SALARY    AGREEMENT
-------------------------------------------------------------------------------------------------------
Charles S. Houser      Chief Executive Officer     Chief Executive Officer     $200,000    9/21/99

-------------------------------------------------------------------------------------------------------
Shaler P. Houser       Chief Executive Officer     Senior Vice President of    $150,000    9/20/99
                                                   Corporate Development
-------------------------------------------------------------------------------------------------------
Russell W. Powell      President                   Senior Vice President of    $147,000    9/20/99
                                                   Sales
-------------------------------------------------------------------------------------------------------
Clark H. Mizell        Senior Vice President &     Senior Vice President &     $142,000    9/17/99
                       Chief Financial Officer     Chief Financial Officer
-------------------------------------------------------------------------------------------------------
Daniel E.H. Sterling   Senior Vice President of    Senior Vice President of    $102,000    9/09/99
                       Dealer Sales                Dealer Sales
-------------------------------------------------------------------------------------------------------


THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT TO S.C. CODE SEC. 15-48-10*


STATE OF SOUTH CAROLINA             )
                                    )        EMPLOYMENT AGREEMENT
COUNTY OF GREENVILLE                )

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of the 28th day of October, 1998 (the "Effective Date") by and between _____________________, an individual (the "Employee"), and State Communications, Inc., a South Carolina corporation headquartered in Greenville, South Carolina (the "Company"). As used herein, the term "Company" shall include the Company and any and all of its subsidiaries where the context so applies.

                               W I T N E S S E T H

         WHEREAS, the Company desires to enter into an employment relationship with Employee on certain terms and conditions as set forth herein; and

---------------------------
         * UNLESS THE UNITED STATES ARBITRATION ACT APPLIES.

         WHEREAS, Employee has agreed to accept such employment upon the terms and conditions as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Position. Subject to the terms and conditions of this Agreement, the Company hereby employs the Employee and Employee hereby accepts such employment as _______________________ of the Company.

2. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

         "Change in Control" shall mean:

                  (i) the acquisition, directly or indirectly, by any Person (other than (A) any employee plan established by the Company, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company), directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person any securities acquired directly from the Company) representing an aggregate of 20% or more of the combined voting power of the Company's then outstanding voting securities;

                  (ii) during any period of up to two consecutive years individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, or (B) who was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) hereof) shall be deemed a director as of the beginning of such period;

                  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or
         (C) a plan of complete liquidation of the Company; or

                  (iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

         "Cause" shall mean:

                  (i) in the absence of a Change in Control: (a) fraud; or (b) embezzlement; or (c) conviction of the Employee of any felony; or (d) a material breach of, or the willful failure or refusal by the Employee to perform and discharge the Employee's duties, responsibilities and obligations under, this Agreement, as determined by the Board in its reasonable judgment, or the repeated failure of the Employee to follow reasonable directives and performance standards established by the Board; or (e) any act of moral turpitude or willful misconduct by the Employee which is intended to result in personal enrichment of the Employee at the expense of the Company, or any of its affiliates, or which has a material adverse impact on the business or reputation of the Company or any of its affiliates (such determination to be made by the Board in its reasonable judgment); or (f) intentional material damage to the property or business of the Company; or (g) gross negligence; or (h) the ineligibility of the Employee to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Company.

                  (ii) after a Change in Control: (a) the willful and continued failure of the Employee substantially to perform his duties with the Company (other than any failure due to physical or mental incapacity) or (b) willful misconduct materially and demonstrably injurious to the Company, in each case, as determined in the reasonable discretion of the Board, but only if (1) the Employee has been provided with written notice of any assertion that there is a basis for termination for cause which notice shall specify in reasonable detail specific facts regarding any such assertion, (2) such written notice is provided to the Employee a reasonable time before the Board meets to consider any possible termination for cause, (3) at or prior to the meeting of the Board to consider the matters described in the written notice, an opportunity is provided to the Employee and his counsel to be heard before the Board with respect to the matters described in the written notice, (4) any resolution or other Board action held with respect to any deliberation regarding or decision to terminate the Employee for cause is duly adopted by a vote of a majority of the entire Board of the Company at a meeting of the Board called and held and (5) the Employee is promptly provided with a copy of the resolution or other corporate action taken with respect to such termination. No act or failure to act by the Employee shall be considered willful unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. The unwillingness of the Employee to accept any or all of a change in the nature or scope of his position, authorities or duties, a reduction in his total compensation or benefits, a relocation that he deems unreasonable in light of his personal circumstances, or other action by or request of the Company in respect of his position, authority, or responsibility that he reasonably deems to be contrary to this Agreement, may not be considered by the Board to be a failure to perform or misconduct by the Employee.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, rule or regulation of similar effect.

         "Disability" or "Disabled" shall mean the Employee's inability as a result of physical or mental incapacity to substantially perform his duties for the Company on a full-time basis for a period of six (6) months.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Involuntary Termination" shall mean the termination of Employee's employment by the Employee following a Change in Control which, in the sole judgment of the Employee, is due to (i) a change of the Employee's responsibilities, position (including status as Vice President of Sales of the Company, its successor or ultimate parent entity, office, title, reporting relationships or working conditions) authority or duties (including changes resulting from the assignment to the Employee of any duties inconsistent with his positions, duties or responsibilities as in effect immediately prior to the Change in Control); or (ii) a change in the terms or status (including the rolling one year termination date) of this Agreement; or (iii) a reduction in the Employee's compensation or benefits; or (iv) a forced relocation of the Employee outside the Greenville metropolitan area; or (v) a significant increase in the Employee's travel requirements.

         "Person" shall mean any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

3. Duties. During the term hereof, the Employee shall have such duties and authority as are typical of someone in his position with a company such as the Company, including, without limitation, those specified in the Company's bylaws or those reasonably set forth by the Board. Employee agrees that during the Term hereof, he will devote his full time, attention and energies to the diligent performance of his duties. Employee shall not, without the prior written consent of the Company, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or (iii) engage in any venture or activity which the Board may in good faith consider to interfere with Employee's performance of his duties hereunder.

4. Term. Unless earlier terminated as provided herein, the Employee's employment hereunder shall be for a rolling term of two years (the "Term") commencing on the Effective Date hereof. This Agreement shall be deemed to extend each day for an additional day automatically and without any action on behalf of either party hereto.

         4.1 Upon Employee's death or Disability, the Company shall have the right to terminate this Agreement immediately. Upon such termination, the Employee (or his estate) shall be entitled to receive from the Company as severance upon such termination, the compensation and benefits, as provided in
Section 5, remaining in the Term.

         4.2 At any time, the Company shall have the right to terminate Employee's employment immediately for Cause, after which the Company's obligation hereunder shall cease as of the date of the termination.

         4.3 At any time, for any or no reason, the Company, by written notice to Employee, may cause this Agreement to cease to extend automatically and, upon such notice, the Term of this Agreement shall be the one year following the date of such notice, and this Agreement shall terminate automatically upon the expiration of such Term, after which the Company's obligation hereunder shall cease.

                  4.3.1 If the Company terminates the Agreement prior to a Change in Control for any reason other than for Cause after it fixes the Term pursuant to this section 4.3, the Employee shall be entitled to receive as severance upon such termination, the compensation and benefits, as provided in
Section 5, remaining in the Term.

                  4.3.2 If the Company fixes the Term pursuant to this section
4.3 after a Change in Control, such action shall constitute an Involuntary Termination, and the Employee shall be entitled to receive as severance upon such termination, twenty-four (24) months of his annual compensation and benefits being paid at the time of termination, as provided in Section 5.


         4.4 Employee shall have the right to terminate his employment hereunder if (i) the Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Employee to the Company; (ii) or there is an Involuntary Termination.

                  4.4.1 If Employee terminates his employment other than pursuant to clauses (i) or (ii) of this Section 4.4, the Company's obligations under this Agreement shall cease as of the date of such termination.

                  4.4.2 If Employee terminates his employment hereunder pursuant to either clause (i) or clause (ii) of this Section 4.4, Employee shall be entitled to receive twelve (12) months of his annual compensation and benefits being paid at the time of termination, as provided in Section 5.

         4.5 In the event of termination pursuant to Sections 4.3.1 or 4.3.2 or
Section 4.4.2:

                  4.5.1 all rights of Employee pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended and such options may be exercised for up to a maximum of ten years from the date of grant. To the extent that any term or terms of any option or share grant and this Agreement differ, the terms of this Agreement govern unless the grant (whether now existing or entered into after the effective date hereof) expressly states that the Agreement does not supersede the terms of the grant.

                  4.5.2 the Employee shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans; and

                  4.5.3 the Employee shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or his total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees, he is not entitled to a qualified benefit.

         If any provision of this Section 4.5 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Employee has ceased to be an actual employee of the Company, because the Employee has insufficient or reduced credited service based upon his actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Employee, his dependents, beneficiaries and estate.

         4.6 Following a Change in Control, in addition to any other termination payment contained in this Section 4 (the "Termination Payments"), the Employee shall also be entitled to receive an additional payment in an amount equal to all taxes (including any interest or penalties imposed with respect to such taxes) owed by the Employee on these payments, including, without limitation, any income taxes or excise taxes (including, without limitation, any tax imposed by Section 4999 of the Code) and any interest and penalties imposed with respect thereto.

         4.7 At the sole discretion of the Company, any Termination Payment may be made immediately in a lump sum payment or through the regular payroll schedule during the time in which Employee is to receive Termination Payments ("Termination Payment Period"). The Company's obligation to make Termination Payments shall be offset by the amount of compensation that Employee receives from any employment, consulting agreement, independent contractor or other arrangement pursuant to which he is to receive remuneration ("Other Employment") during the Termination Payment Period. Employee agrees to promptly notify Company of his acceptance of any such Other Employment during the Termination Payment Period and to promptly return to Employer any Termination Payment attributable to any time period after Employee accepted such Other Employment.

5. Compensation And Benefits. In consideration of Employee's services and covenants hereunder, Company shall pay to Employee the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time):

         5.1 Annual Salary. During the Term hereof, the Company shall pay to Employee an initial base salary of $____________. Employee's salary will be reviewed by the Board at the beginning of each of its fiscal years and, in the sole discretion of the Board, may be increased for such year.

         5.2 Bonus. In addition to the above salary, the Company may pay to Employee a bonus in an amount and at times to be determined in the sole discretion of the Board.

         5.3 Benefits. Employee shall be entitled to share in any employee benefits generally provided by the Company to its most highly ranking Employees and officers for so long as the Company provides such benefits and to any other benefits given to Employee in the sole discretion of the Board.

6. Gross-Up of Payments. It is the intention of the parties that:

          (i) the net amount of all Termination Payments retained by the Employee after deduction for and payment of all applicable federal, state and local taxes (the "Withholding Taxes") payable by or on behalf of the Employee shall be equal to the gross amount of the Termination Payments without regard to any such deductions or payments (the "Net Termination Payments") and

         (ii) the net amount of all other payments or benefits received or to be received by the Employee from the Company or one of its benefit plans as a direct or indirect result of or in connection with a Change in Control or in connection with Termination within one year of a Change in Control, from whatever source other than a Termination Payment (the "Other Payments"), that are or become subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code, shall be equal to the gross amount of the Other Payments without regard to deduction or payment or any such Excise Tax.

         Accordingly, the Termination Payments otherwise payable hereunder shall be increased by an amount of cash (the "Withholding Gross-Up Payment") equal to all Withholding Taxes payable by or on behalf of the Employee in respect of the Termination Payments, including any Withholding Taxes as may be due in respect of such additional amounts to be paid pursuant to this sentence as will result in the

Employee actually retaining an amount equal to the Net Termination Payments. In addition, if the sum of the Termination Payments, the Withholding Gross-Up Payment and the Other Payments (the "Total Payments") are or become subject to the Excise Tax, the Company shall pay the Employee within 30 days of the termination date an additional cash amount (the "Excise Gross-Up Payment") such that the net amount actually retained by the Employee, after deduction for or payment of any Excise Tax on the Total Payments and the sum of any Withholding Taxes upon the payment provided by this sentence shall be equal to the Total Payments (the "Net Total Payments"). For the purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, the following shall apply:

         6.1 all excess parachute payments within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Employee, such other payments or benefits (in whole or in part) described in clause (a) above do not constitute parachute payments or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280(G)(b)(4) of the Code;

         6.2 the amount of the Termination Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of:

                  (i) the total amount of the Termination Payments; and

                  (ii) the amount of excess parachute payments within the meaning of Sections 280G(b)(1) and (4) (after applying Sections 6.1 and
         6.2 above).

         6.3 the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code; and

         6.4 the Employee shall be deemed to pay federal income taxes, and state and local income taxes in the state and locality of the Employee's residence on the date of Termination, at the highest marginal rate of income taxation in effect in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local income taxes.

         Provided, that in the event the Excise Tax or Withholding Taxes are subsequently determined to be less than the amounts taken into account hereunder at the time of the payment of the Withholding Gross-Up Payments or the Excise Tax Gross-Up Payment, the Employee shall repay the Company the portion of such payments attributable to such reduction, or in the event that the Excise Tax or the Withholding Taxes are subsequently determined to exceed the amount taken into account hereunder at the time of the payment of the Withholding Gross-Up Payment or the Excise Tax Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of such payments), the Company shall make an additional gross-up payment in respect of such excess, in each case, payment to be made within 30 days after the final determination of the amount of the reduction or excess, as the case may be, together with interest thereon at the rate provided in Section 1274(b)(2)(B) of the Code.

7. Confidentiality. Employee shall hold in a fiduciary capacity for the benefit of the Company all confidential information and trade secrets (as defined by the South Carolina Trade Secrets Act) relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its affiliated companies. After termination of Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. Upon the termination or expiration of his employment hereunder, Employee agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Company's equipment and other materials in his possession or control.

8. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Employee, and agree that Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

9. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified or registered mail, postage prepaid:

                  To the Company:   TriVergent Communications, Inc.
                                    200 N. Main Street
                                    Suite 303
                                    Greenville, SC 29601

                  To Employee:      _____________________________

                                    _____________________________

                                    _____________________________

                  Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

10. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

11. Dispute Resolution.

         11.1 Mediation. If a dispute arises out of or in any way relates to this Agreement or Employee's employment, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation before resorting to arbitration, litigation, or some other formal dispute resolution procedure. Any such dispute shall be submitted to a mediator selected by mutual agreement of the parties. Unless the parties agree to an alternative arrangement, the mediator's fee and expenses shall be equally divided between the parties.

         11.2 Arbitration. Should any dispute arising out of or in any way relating to this Agreement or Employee's employment or the termination of Employee's employment not be resolved by negotiation or mediation, the parties agree to waive their right to a jury trial and agree to submit the dispute to arbitration. Unless otherwise provided herein, the arbitration shall be conducted by a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes published by the American Arbitration Association. The arbitration shall be conducted in Greenville County, South Carolina. The arbitrator shall be selected by mutual agreement of the parties. If the parties cannot agree on an arbitrator within thirty (30) days after written request for arbitration is made by one party to the controversy, a neutral arbitrator shall be appointed according to the procedures set forth in the American Arbitration Association National Rules for the Resolution of Employment Disputes. In rendering the award, the arbitrator shall have the authority to resolve only the legal dispute between the parties, shall not have the authority to abridge or enlarge substantive rights or remedies available under existing law, and shall determine the rights and obligations of the parties according to the substantive and procedural laws of South Carolina. In addition, the arbitrator's decision and award shall be in writing and signed by the arbitrator, and accompanied by a written concise explanation of the basis of the award. The award rendered by the arbitrator shall be final and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrator is authorized to award any party a sum deemed proper for the time, expense, and trouble of arbitration, including arbitration fees and attorneys' fees.

         11.3 Types of Claims. All legal claims brought by Employee against Company related to this Agreement, the employment relationship, terms and conditions of employment, and/or termination from employment are subject to this dispute resolution procedure. These include, by way of example and without limitation, any legal claims based on alleged discrimination or retaliation on the basis of race, sex, religion, national origin, age or disability, whether based on state or federal law; workers' compensation retaliation; defamation; invasion of privacy; infliction of emotional distress and/or breach of an express or implied contract. The above terms notwithstanding, any legal claim brought by Employee or Company for or relating to workers' compensation, unemployment compensation benefits, breach, violation or misappropriation of Company's trade secrets, provisions of any confidentiality agreements or noncompete agreements, and claims alleging status or membership with regard to any employment benefit plan are not subject to this dispute resolution procedure.

12. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition. No waiver shall be valid unless in writing signed by the party sought to be bound.

13. Representations. Employee represents and warrants to Company that he is subject to no agreement or obligation (including, without limitation, any non-competition or confidentiality agreement) or bound by any contract with any Person, corporation, or other entity that would prohibit him from taking the position described herein or in any way interfere with the performance of his duties and obligations to Company under this Agreement. Employee agrees to hold Company and its officers, directors, employees, managers, members, shareholders and agents harmless from any claim (and the expenses associated therewith) by a third party under a non-competition, confidentiality or similar agreement.

14. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by other parties hereto. The parties hereby agree that this Agreement contains the entire agreement and understanding by and between the parties with respect to Employee's employment, and no representations, promises, agreements, or understandings, written or oral, relating to the employment of the Employee by the Company not contained herein shall be of any force or effect.

15. Assignment of Intellectual Property. Employee agrees to promptly disclose to Company, in writing, all inventions, discoveries and improvements devised by Employee as part of his employment duties with Company, and hereby transfers and assigns to Company all rights, title and interest, domestic and foreign, to such inventions, etc. At the request of Company, Employee will execute, either during or after his employment with Company, any documents, including applications for patents and assignments, necessary or desired by Company. Employee will cooperate with the filing and prosecution of any such patent applications whenever Company so requests without further compensation. Employee attaches hereto a complete list of all inventions that Employee made or conceived prior to his employment by Company, if any exist, and Company agrees that these inventions shall be excluded from this Agreement.

16. Governing Law. The validity and effect of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina, without giving effect to South Carolina's rules of conflicts law, and regardless of the place or places of its physical execution or performance.

17. Captions. The captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

                          SIGNATURES ON FOLLOWING PAGE


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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Witness                            Employee

-------------------------------         ----------------------------------------
                                        Daniel Sterling

                                        TRIVERGENT COMMUNICATIONS, INC.

-------------------------------         By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------


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